UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): May 21, 2015 (May 18, 2015)

ENDO INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36326	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-353-1-268-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On May 18, 2015, Endo International plc, a public limited company incorporated under the laws of Ireland (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Par Pharmaceutical Holdings, Inc., a Delaware corporation (“Par”), Endo Limited, a private limited company incorporated under the laws of Ireland, Endo Health Solutions Inc., a Delaware corporation, Banyuls Limited, a private limited company incorporated under the laws of Ireland (“Buyer”), Hawk Acquisition ULC, a Bermudian unlimited liability company (“Merger Sub”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Stakeholder Representative (as defined in the Merger Agreement). Pursuant to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Par (the “Merger”), with Par surviving the Merger as a subsidiary of Buyer.

Subject to the terms and conditions of the Merger Agreement, upon consummation of the Merger, the Company will indirectly acquire all of the outstanding shares of Par for $8,050,000,000 in aggregate consideration (subject to certain adjustments), which will consist of $6,500,000,000 in cash (subject to certain adjustments) and 18,084,448 ordinary shares, nominal value $0.0001, of the Company (each, a “Company Share”), as further described in the Merger Agreement.

Completion of the Merger is subject to certain conditions, including customary closing conditions relating to the (i) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Condition”), (ii) absence of any order or laws prohibiting completion of the Merger (the “Orders Condition”) (iii) absence of a material adverse effect, as defined in the Merger Agreement, on the Company or Par, as applicable, (iv) the accuracy of each party’s representations and warranties (subject to certain qualifications) and (v) the Company’s and Par’s material compliance with their respective covenants and agreements contained in the Merger Agreement.

Under the Merger Agreement, the Company and Par each have certain termination rights, including if: (i) the Merger is not completed by November 18, 2015 (as may be extended, the “Final Date”), which may be extended under certain circumstances to February 12, 2016, (ii) any law has been passed or any governmental authority of competent jurisdiction has issued a final, nonappealable order making the completion of the Merger illegal or otherwise prohibiting completion of the Merger or (iii) the other party has breached any of its representations, warranties or covenants in the Merger Agreement, subject to materiality qualifications and abilities to cure, such that the closing condition relating thereto cannot be satisfied.

In addition, Par may terminate the Merger Agreement if (i) (a) all mutual conditions to consummation of the Merger and all conditions of the Company to consummation of the Merger are satisfied, (b) the Company fails to consummate the Merger by the time required under the Merger Agreement and (c) at the time of such termination, Par is ready and willing to consummate the Merger; or (ii) (w) all mutual conditions to consummation of the Merger and all conditions of the Company to consummation of the Merger are satisfied, (x) the Company fails to consummate the Merger by the second Business Day (as defined in the Merger Agreement) prior to the Final Date and (y) at the time of such termination, Par is ready and willing to consummate the Merger regardless of whether the Marketing Period (as defined in the Merger Agreement) has initiated or concluded. If the Merger Agreement is terminated under the circumstances described in clauses (i) or (ii) directly above, the Company will be obligated to pay Par a termination fee of $750,000,000 (the “Termination Fee”). In addition, the Company is also obligated to pay Par the Termination Fee if the Merger Agreement is terminated because (i) a law is passed or a governmental authority of competent jurisdiction issues a final, nonappealable order making the completion of the Merger illegal or otherwise prohibiting completion of the Merger or (ii) the Final Date has occurred and at such time, the HSR Condition or the Orders Condition is not satisfied but the other mutual conditions to consummation of the Merger and all conditions of the Company to consummation of the Merger are satisfied. In circumstances where the Company has committed an Intentional Breach (as defined in the Merger Agreement), the Termination Fee will not act as a limitation upon the Company’s liability in respect of such Intentional Breach.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and qualified in its entirety by the full text of the Merger Agreement, attached as Exhibit 2.1 to this Current Report on Form 8-K is incorporated herein by reference.

Registration Rights Agreement

In connection with the Merger, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain investment funds affiliated with TPG (collectively, the “Shareholders”). Pursuant to the Registration Rights Agreement, the Company has agreed to file a shelf registration statement on the three month anniversary covering the Company Shares that the Shareholders will receive in the Merger to the extent an effective shelf registration statement is not already covering such Company Shares. In addition, the Shareholders may make up to four requests that the Company register or conduct an underwritten offering with respect to such Shares, subject to certain conditions. The Shareholders also may request that the Company include such Company Shares in certain future registration statements or offerings of Company Shares by the Company. These rights terminate upon the earlier to occur of (i) the date on which the Shareholders collectively hold registrable Company Shares representing less than 2% of the then-outstanding Company Shares and (ii) the date that all of the Shareholder’s registrable Company Shares have been sold under a registration statement or in accordance with Rule 144.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Shareholders Agreement

In connection with the Merger Agreement, the Shareholders entered into a shareholders agreement (the “Shareholders Agreement”) with the Company. The Shareholders Agreement provides, among other things, that, for the first three months following consummation of the Merger, the Shareholders will not transfer any of the Company Shares such Shareholder received in connection with the Merger, and during the following three month period, the Shareholders collectively will not transfer Company Shares in excess of 2% of the then-outstanding Company Shares. The Shareholders Agreement also provides that the Shareholders are subject to certain standstill restrictions preventing such Shareholders, subject to certain exceptions, from acquiring additional Company Shares or taking other specified actions with respect to the Company. These standstill restrictions terminate on the one-year anniversary of the date on which the Shareholders collectively hold Company Shares representing less than 2% of the then-outstanding Company Shares.

The foregoing description of the Shareholders Agreement does not purport to be complete and is qualified in its entirety by the full text of the Shareholders Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Debt Commitment Letter

Deutsche Bank AG New York Branch and Barclays Bank PLC (collectively, the “Lenders”) have committed to provide (i) a senior secured term loan “B-1” facility in an aggregate principal amount of up to $1,500.0 million; (ii) a senior secured term loan “B-2” facility in an aggregate principal amount of $3,500.0 million; (iii) a senior secured revolving credit facility in an aggregate principal amount of up to $1,000.0 million; (iv) a senior secured asset sale bridge facility in an aggregate principal amount of $1,000 million; and (v) an unsecured senior bridge facility in an aggregate principal amount of up to $2,275.0 million (collectively, the “Debt Financing”), on the terms and subject to the conditions set forth in the commitment letter, dated as of May 18, 2015, executed by each Lender, Deutsche Bank Securities Inc. and Endo Limited(the “Debt Commitment Letter”). The obligations of the Lenders to provide the Debt Financing under the Debt Commitment Letter are subject to a number of customary conditions, including execution and delivery by the borrowers and the guarantors of definitive documentation consistent with the Debt Commitment Letter and the documentation standards specified therein. The final termination date for the Debt Commitment Letter is November 18, 2015, subject to extension in certain circumstances if the Final Date is extended pursuant to the Merger Agreement. The Company also intends to redeem or repay certain of the Company’s current indebtedness upon completion of the Merger.

The foregoing description of the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety to the full text of the Commitment Letter attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The Company Shares to be issued and sold pursuant to the Merger Agreement will be issued and sold in reliance on an exemption provided by Section 4(a)(2) of the Securities Act, other than those shares of Common Stock that will be registered on a Form S-8.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 18, by and among Par Pharmaceutical Holdings, Inc., a Delaware corporation, Endo International plc, a public limited company incorporated under the laws of Ireland, Endo Limited, a private limited company incorporated under the laws of Ireland, Endo Health Solutions Inc., a Delaware corporation, Banyuls Limited, a private limited company incorporated under the laws of Ireland, Hawk Acquisition ULC, a Bermudian unlimited liability company and Shareholder Representative Services LLC, a Colorado limited liability company, solely as the Stakeholder Representative (as defined therein).

10.1	Registration Rights Agreement, dated as of May 18, 2015, by and among Endo International plc and the persons listed on Schedule A thereto.

10.2	Shareholders Agreement, dated as of May 18 2015, by and among Endo International plc and the signatories thereto.

10.3	Commitment Letter, dated as of May 18, 2015, by and among Endo Limited, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc. and Barclays Bank PLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDO INTERNATIONAL PLC

Date: May 21, 2015	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Executive Vice President, Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 18, by and among Par Pharmaceutical Holdings, Inc., a Delaware corporation, Endo International plc, a public limited company incorporated under the laws of Ireland, Endo Limited, a private limited company incorporated under the laws of Ireland, Endo Health Solutions Inc., a Delaware corporation, Banyuls Limited, a private limited company incorporated under the laws of Ireland, Hawk Acquisition ULC, a Bermudian unlimited liability company and Shareholder Representative Services LLC, a Colorado limited liability company, solely as the Stakeholder Representative (as defined therein).

10.1	Registration Rights Agreement, dated as of May 18, 2015, by and among Endo International plc and the persons listed on Schedule A thereto.

10.2	Shareholders Agreement, dated as of May 18 2015, by and among Endo International plc and the signatories thereto.

10.3	Commitment Letter, dated as of May 18, 2015, by and among Endo Limited, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc. and Barclays Bank PLC.